Exhibit 99.3

	096-373245-25 CAUSE NO.________	FILED TARRANT COUNTY 12/26/2025 1:46 PM THOMAS A. WILDER DISTRICT CLERK
IN RE	§	IN THE DISTRICT COURT
§
PERMIAN BASIN	§	OF
§
ROYALTY TRUST	§	TARRANT COUNTY, TEXAS

ORIGINAL PETITION FOR MODIFICATION OF TRUST

NOW COMES Petitioner, SoftVest, L.P. (“SoftVest” or “Petitioner”), as a beneficiary of the Permian Basin Royalty Trust (as further identified below, the “Trust”) and hereby petitions the Court for an order modifying the Trust in the manner set forth below, and in support hereof, respectfully represents:

I. DISCOVERY LEVEL

1.
Discovery in this case is intended to be conducted pursuant to Texas Rule of Civil Procedure 190, Level 2.

II. JURISDICTION AND VENUE

2.
This Court has jurisdiction to grant the relief requested in this Petition pursuant to Texas Property Code section 115.001.
3.
Venue of this proceeding is proper in Tarrant County, Texas.

III. PARTIES

4.
The following persons are necessary or proper parties to these proceedings under section 115.011 of the Texas Property Code:
a.
Petitioner, SoftVest, L.P. (“SoftVest” or “Petitioner”), a Delaware limited partnership specializing in the ownership of oil and gas minerals, whose principal business address is 400 Pine Street, Suite 1010, Abilene, Texas 79601, and a beneficiary of the Trust by virtue of owning Units of Beneficial Interest of the Trust (“Units”) that are traded on the New York Stock Exchange under the symbol PBT. As of the date of this filing, SoftVest, and related persons, hold 6,217,107 Units, which represents approximately 13.3% of the total outstanding Units.
b.
Respondents (each a “Respondent” and, collectively, the “Respondents”):
i.
Argent Trust Company, as Trustee of the Permian Basin Royalty Trust,1 is a Tennessee corporation that conducts business in Texas, including at its full-service trust office in Tarrant County, Texas located at 4200 S. Hulen Street, Suite 217, Fort Worth, Texas 76109.

1.
Argent Trust Company became the Trustee of the Trust on December 30, 2022.
ii.
The current beneficiaries of the Trust being the owners of Units (each a “Unit Holder” and together, the “Unit Holders”). As of November 11, 2025, there were 46,608,796 outstanding Units of the Trust held by over 25,000 Unit Holders. Because the Units are publicly traded on the New York Stock Exchange, the number of Unit Holders, their identities, and their beneficial interests in the Trust may also change daily. A separate motion will be subsequently filed in this preceding addressing notice to the beneficiaries under these unique circumstances.

IV. BACKGROUND AND SUMMARY OF THE TRUST

5.
The Trust was created under the laws of the state of Texas by the Permian Basin Royalty Trust Indenture, initially entered into on November 3, 1980, between Southland Royalty Company (the “Settlor”) and The First National Bank of Fort Worth, as trustee, amended and restated on June 20, 2014, and further amended on May 4, 2022 (the “Trust Indenture,” a true and correct copy of which, as amended, is attached hereto as Exhibit A and incorporated herein).2

2.
For additional information regarding the inception of the Trust and issuance of Units, see Permian Basin Royalty Trust, Form 10-Q at 7 (June 30, 2025).
6.
The Trust is an express trust, within the meaning of Texas Property Code section 111.004(4), created for the benefit of the Unit Holders and subject to the provisions of the Texas Property Code.
7.
At the inception of the Trust, the Settlor conveyed to the initial trustee, to hold on behalf of the Trust’s beneficiaries, the following interests located primarily in the Permian Basin in Texas: (1) a 75% net overriding royalty3 carved out of the Settlor’s fee mineral interest in the Waddell Ranch in Crane County, Texas (the “Waddell Ranch Royalties”); and (2) a 95% net overriding royalty carved out of the Settlor’s major producing royalty properties located in other counties in Texas (individually, the “Texas Royalties,” and collectively with the Waddell Ranch Royalties, the “Royalties”).

3.
A “net overriding royalty” defined in the conveyance of the Royalties is an interest which represents a share of production as measured by net profits from the operation of a mineral property or properties. In this regard, a “net overriding royalty” is similar to a “net profits interest” and differs from an “overriding royalty,” which is a share of gross production not reduced by the costs of exploration, development, and production.
8.
The Settlor burdened the Waddell Ranch Royalties (which have historically provided the lions-share of the funds distributed to the beneficiaries) with production costs associated with the underlying oil and gas operations, including the costs of drilling, completion, and abandonment of the operator of the properties, in addition to traditional royalty deductions for post-production costs incurred by the operator for processing, transportation and marketing of production (referred to herein and in the conveyance of the royalties as “Production Costs”). Therefore, the Trust does not receive any revenue under the Waddell Ranch Royalties during any period when the accumulated Production Costs exceed the total revenue received by the operator from production.4 This is a highly unusual structure for calculating royalties because, as the Texas Supreme Court has recognized, while royalty owners are sometimes burdened with post-production costs, they generally do not pay production costs associated with oil and gas operations (e.g., costs of drilling). 5

4.
Furthermore, as discussed elsewhere, during any such deficit period, interest accrues in favor of the operator (and to the detriment of the Trust) each month on the then-current delta between the accumulated Production Costs and revenue received, and such interest amount is then added to the total amount of Production Costs that must be recovered by the operator before any payment is made under the Waddell Ranch Royalties.
5.
See e.g., BlueStone Nat. Res. II, LLC v. Randle, 620 S.W.3d 380, 387 (Tex. 2021) (“Gas royalties are generally free of the expenses incurred to extract raw gas from the land (production costs)”) (footnotes omitted); U.S. Shale Energy II, LLC v. Laborde Props., L.P., 551 S.W.3d 148, 154 (Tex. 2018) (noting that a “royalty” is generally defined as “the landowner’s share of production, free of expenses of production”).
9.
The Settlor’s decision to burden the Waddell Ranch Royalties with Production Costs was of little consequence at the time of conveyance of the Royalties to the Trust, since Permian Basin properties were considered at that time mature oil fields in secondary recovery, where the principal developmental phase had concluded and hydrocarbon production was projected to steadily decline as accessible resources dwindled.

Because so much of the underlying properties’ accessible oil had already been extracted, “[c]onventional wisdom in the early 1980s held that the Permian [Basin] had about 20 years of recoverable oil left.”6

6.
Paul Wiseman, The World’s Biggest Oil Field, THE PERMIAN BASIN PETROLEUM ASSOCIATION MAGAZINE (Feb. 27, 2023).
10.
But the methodology that the Settlor put in place for calculating the Waddell Ranch Royalties has become untenable because of entirely unforeseeable circumstances and innovations that have fundamentally changed the oil and gas production landscape since the Trust’s inception.
11.
The development and widespread adoption of horizontal drilling and hydraulic fracturing (“fracking”), and most recently pad drilling (where up to 12 wells can be drilled from one pad), have fundamentally changed, and dramatically increased oil production in the Permian Basin by facilitating access to previously-inaccessible hydrocarbons. This shift has unlocked new opportunities for oil and gas production. However, the Trust has failed to see a commensurate increase in its distributions to Unit Holders due to the significant increases in the cost and complexity associated with drilling new wells that the new technology has brought,7 and the negative impact those costs have on the Royalties.

7.
This is reflected in the development of the Waddell Ranch properties, where the current operator has drilled approximately 265 horizontal wells and 428 vertical wells since 2020. Based on information in the Trust’s annual reports on Form 10-K for the years 2024 and 2023, there has been both a significant increase in (i) the Production Costs incurred to develop the Waddell Ranch properties—from $28,405,719 in 2019 to $224,970,682 in 2024, and (ii) gross proceeds of sales from the Waddell Ranch properties—from $39,425,195 in 2019 to $242,067,954 in 2024.
12.
Under the Trust’s Royalty conveyance documents, if Production Costs exceed revenues for one of the Royalty properties, such excess costs must be recovered, with accrued interest, from future net proceeds associated with that Royalty property and cannot reduce net proceeds from other properties. During such “excess cost deficit” periods, the Trust receives no distributions and is instead forced to effectively borrow money from the operator at prevailing short-term Treasury rates that must be offset from future production and revenue otherwise paid to the Trust. Unit Holders assume substantial economic risk under such an arrangement as horizontally fractured wells are expensive to drill, with nearly all capital expenditures (Production Costs) being incurred prior to the start of production.8 This creates a potential misalignment in incentives between the third-party property operators and Unit Holders and increases the risk that these investments generate inadequate, or potentially negative, returns for the Unit Holders.

8.
This risk is further enhanced by the fact that the return on horizontally fractured wells is highly dependent on crude oil prices in the first months of production when production is at its highest and, unlike the operators, the Trust is not currently permitted to hedge this risk. The fact that the unrecovered Production Costs are subject to compound interest increases exacerbate the already significant negative impact of these factors.
13.
Financial metrics clearly illustrate the impact of the Trust’s payment structure on Unit Holders. Since the current third-party operator of the Waddell Ranch Properties took over operations in 2020, the capital expenditure in those properties exceed the combined capital expenditures over the preceding 40 years. These capital expenditures, in turn, reduce Unit Holder distributions. In fact, Unit Holders have not received a distribution on the Waddell Ranch Properties since October 2024, even though total gross proceeds increased from $35.9 million in 2020 to $242.1 million in 2024.
14.
The benefit of hindsight illuminates the flaws in the Trust’s payment structure, but in 1980, the Settlor could never have anticipated that twenty-first century technological advancements would create the untenable situation that the Trust’s beneficiaries find themselves in today—a situation that requires active management to oversee, among other things, the operator’s capital expenditures.
15.
At creation, the Trust’s beneficiaries attained their interest in the Trust with the expectation of consistent cash flow via monthly distributions. Now, due to the nature of the Royalties, which are fully burdened by Production Costs and accrued interest thereon, distributions have been limited. Petitioner believes that these Production Costs will continue to rise, and under the current structure there will continue to be limited, if any, distributions to the Trust. In other words, the new oil and gas landscape has fundamentally changed the Trust’s investment profile from a potentially long-term, stable investment into a high-risk asset, almost entirely dependent on commodity prices, drilling costs, and other factors beyond the control of the Unit Holders.
16.
An analysis of the Trust’s historical financial data was conducted and “shows from a financial standpoint just how the Trust has evolved as the Oil & Gas industry itself has evolved in the Permian Basin.” The data illustrates how, since its inception, the “Trust has transformed from a cash flow distribution vehicle into a capital-intensive growth vehicle,” resulting in severe limitations on the distributable cash flow to the Trust’s beneficiaries. This data can be found in The Declaration of Kline Oliver, which is attached hereto as Exhibit B and incorporated herein.
17.
In light of the issues burdening the beneficiaries’ distributions, Unit Holders would benefit from the ability to effect various transactions, such as: (i) restructuring the Trust’s existing net overriding royalty interest (which is burdened by Production Costs) in certain tracts held by the third-party property operator within the Waddell Ranch into a traditional oil and gas mineral royalty that is not burdened by drilling, completion, and abandonment costs (and interest thereon) covering 100% of the tracts owned by the property operator within the Waddell Ranch, and potentially seeking an interest in royalties generated by the surface estate associated with the Waddell Ranch properties—an asset mix that would provide more consistent cash flow over time; (ii) evaluating and pursuing opportunities to invest in similar properties in the region; (iii) seeking partnership opportunities with the properties’ operators to participate in the monetization of the knowledge and expertise gained by the third-party operators in operating the Trust’s properties; (iv) implementing a hedging strategy, which would better align the economic incentives of properties’ operators and Unit Holders; and (v) effecting the conversion of the Trust to a traditional business entity to allow management by a board of directors or other governing body that would, supported by professional management, facilitate the exploration of these and other value-maximizing transactions.
18.
Unfortunately, under the current Trust Indenture, both the Trustee and the Unit Holders are unable to engage in any of these transactions.
19.
Section 2.02 of the Trust Indenture states the purposes of the Trust as follows:

(a) to convert the Royalties to cash either (1) by retaining them and collecting the proceeds from production until production has ceased or the

Royalties have otherwise terminated or (2) by selling or otherwise disposing of the Royalties (within the limits stated [in the Trust Indenture]); and

(b) to distribute such cash, net of amounts for payment of liabilities of the Trust, to the Unit Holders pro rata.

Exhibit A § 2.02.

20.
It follows that the Trustee’s central function is to collect the income attributable to the Royalties, to pay all expenses and charges of the Trust, and then to distribute the remaining available income to the Unit Holders. The Trustee does not have any control over or responsibility relating to the operation of the Royalties’ underlying properties. It also follows that the purpose of the Trust (and therefore part of the central function of the Trustee) is to maximize income to the Unit Holders to the extent the Trustee has the power to do so under the rules of the Trust. Currently, the power of the Trustee in this regard is very limited.
21.
Furthermore, “[t]he Trustee shall not, in its capacity as Trustee under the Trust, engage in any business or commercial activity of any kind whatsoever and shall not, under any circumstances, use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest other than the Royalties, or, [subject to limited exceptions], acquire any other asset.” Id. § 3.03.
22.
The Trust Indenture provides no practical avenue for the Unit Holders to effect changes in alignment with modern realities. Article 10 of the Trust Indenture restricts the Unit Holders by prohibiting certain amendments as follows:

10.01. Prohibited. No amendment may be made to any provision of the Indenture which would

(a) alter the purposes of the Trust or permit the Trustee to engage in any business or investment activities substantially different from those specified herein;

(b) alter the rights of the Unit Holders vis-a-vis each other; or

(c) permit the Trustee to distribute the Royalties in kind either during the continuation of the Trust or during the period of liquidation or winding up under Section 9.03.

10.02. Permitted. All other amendments to the provisions of the Indenture may be made by a vote of the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII; provided that no amendment shall be effective without the express written approval of the Trustee.

Id. art. 10.

23.
Section 8.03 of the Trust Indenture specifies the mechanism for voting as follows:

8.03. Voting. Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum, although, less than a majority of all of the Units at the time outstanding, except that the affirmative vote by the Unit Holders of at least 75% of all the Units then outstanding shall be required to:

(a) approve or authorize any sale of all or any part of the assets of the Trust, or

(b) terminate the Trust pursuant to Section 9.02(b), or

(c) approve any amendment to or affecting this Section 8.03.

Id. § 8.03(a)-(c).

24.
Achieving the super-majority vote required by this section has become practically impossible given the dispersed ownership of the Unit Holders and historical lack of participation at special meetings. In fact, less than 60% of the outstanding Units have been present in person or by proxy at each special meeting of Unit Holders held in the last 25 years.

25.
Experts in the proxy solicitation advisory business have opined on the practical impossibility of the Trust garnering enough Unit Holder participation to reach a super-majority vote. Edward McCarthy, Senior Managing Director of D.F. King & Co., Inc., a proxy solicitation financial communications and corporate governance consulting firm, determined that because of the dispersed ownership of the Units, and many Unit Holders’ “unlikelihood to vote anyway, the ability to modify this PBR Trust is virtually impossible under the current terms of the Trust.” See Declaration of Ed McCarthy, attached hereto as Exhibit C and incorporated herein.
26.
As a result, Petitioner believes that it is in the best interest of the Trust and its beneficiaries to strike all language from the Trust Indenture requiring a super-majority vote. This would enable Unit Holders to effectively make decisions, within the context of today’s modern framework, regarding their investments.
27.
Petitioner is not alone in its belief that the Trust Indenture needs to be modified. At a special meeting of Unit Holders held on December 16, 2025, at which a quorum was present, over 98.5% of the votes cast approved a non-binding proposal sponsored by Petitioner in support of this Petition (the “Reformation Proposal”).9 This is a resounding vote of support by other Unit Holders of this Petition. A Final Report and Certification of the Inspector of Election for the December 16, 2025, Special Meeting Vote is attached hereto as Exhibit D and incorporated herein.

9.
A total of 27,938,688 Units were present in person or by proxy, representing approximately 59.9% of the outstanding Units. Less than one percent of the Units present voted against the proposal (with the remaining Units present abstaining from voting).
28.
Petitioner’s Reformation Proposal also received the support of ISS and Glass Lewis, the nation’s two premier proxy advisory firms. These independent firms provide recommendations to thousands of institutional investors on how to vote their shares during corporate meetings.

29.
In its December 9, 2025, written report supporting the Reformation Proposal, Glass Lewis wrote to its clients:

In broad strokes, Glass Lewis takes the view that restrictive governance architecture—including, in this case, supermajority vote requirements codified within the Trust’s indenture—impede shareholders’ ability to advance potentially superior alternatives which may otherwise contribute to enhanced shareholder value. Coupled with low turnout highlighted in [SoftVest’s] rationale, maintenance of the status quo appears both suboptimal and restrictive, depriving, in practical terms, investors’ ability to effect meaningful change and/or support key strategic or financial initiatives. Given these factors, and what appears to be a fairly modest downside—i.e. amendments to the indenture would still require a simple majority of votes cast—we believe investors have been afforded suitable cause to endorse the non-binding resolution advanced by [SoftVest] at this time.10

10.
Glass, Lewis & Co., Proxy Paper: Permian Basin Royalty Trust, 2025 Special Meeting (Dec. 9, 2025).
30.
In its December 10, 2025, written report, ISS concluded that, “[a] vote FOR [the Reformation Proposal] is warranted, as eliminating the supermajority vote requirements is likely to facilitate actions supported by a majority of unitholders.”11 More specifically, ISS noted as follows:

11.
Institutional S’holder Servs., Permian Basin Royalty Trust: Key Takeaways, Proxy Contest at 4 (Dec. 10, 2025).

Although the trust does not hold annual meetings, at its last special meeting (called in 2022 for the purpose of appointing Argent Trust Company as the new trustee), the trust achieved turnout of approximately 54.8 percent of outstanding units after a solicitation period of over three months and the adjournment of the meeting for approximately one month. [SoftVest] therefore seem to be correct in their assertion that amending the sections of the indenture that are subject to the supermajority vote requirement would be “practically impossible,” barring a significant change in the composition of the unitholder base.12

12.
Id. at 6.

31.
The support and validation of the Reformation Proposal and filing of this Petition by Glass Lewis, ISS, and 98.5% of the Unit Holders casting their vote at the December 16, 2025, special meeting provide resounding support for the proposed Trust Indenture modifications.

V. TRUST MODIFICATION

32.
Texas Property Code section 112.054 provides the statutory basis for trust modification, in part, as follows:

(a) On the petition of a trustee or a beneficiary, a court may order that the trustee be changed, that the terms of the trust be modified, that the trustee be directed or permitted to do acts that are not authorized or that are forbidden by the terms of the trust, that the trustee be prohibited from performing acts required by the terms of the trust, or that the trust be terminated in whole or in part, if:

. . .

(2) because of circumstances not known to or anticipated by the settlor, the order will further the purposes of the trust; [or]

(3) modification of administrative, nondispositive terms of the trust is necessary or appropriate to prevent waste or impairment of the trust’s administration . . . .

33.
Petitioner believes that the over-arching intention of the Settlor was to benefit the Unit Holders by maximizing revenue from the Royalties that are paid out to them, and that it is in the best interest of the Trust and its beneficiaries to modify the terms of the Trust relating to: (1) Unit Holders’ voting rights under article 8.03, and (2) the Unit Holders’ ability to effect amendments to the Trust Indenture under article 10.
34.
Petitioner believes that, considering circumstances not known to or anticipated by the Settlor, an order to modify the terms of the Trust Indenture pursuant to Texas Property Code section 112.054(a)(2) is proper because allowing a majority in interest of Unit Holders constituting a quorum to vote and amend the Trust Indenture will further the over-arching purpose of the Trust to benefit the Unit Holders.

35.
Furthermore, Petitioner believes that modification of the voting and amendment provisions constitute the modification of administrative, nondispositive terms of the Trust, within the meaning of Texas Property Code section 112.054(a)(3), and such modification is necessary and appropriate to prevent waste or impairment of the Trust’s administration.
36.
Petitioner believes that the standards set forth in section 112.054 of the Texas Property Code are met, and that the modifications sought conform as nearly as possible to the probable intention of the Settlor.
37.
Petitioner respectfully requests that this Court modify the Trust Indenture, pursuant to Texas Property Code Subsections 112.054(a)(2) and 112.054(a)(3), in the manner provided on the attached Exhibit E, to provide that the affirmative vote of a majority of Units cast at a special meeting (at which a quorum is present) be sufficient to amend the Trust Indenture.

VI. PRECEDENT EXISTS FOR JUDICIAL MODIFICATION

38.
Argent Trust Company also manages several other royalty trusts with similar provisions. Because of the impossibility of obtaining supermajority response, prior Dallas and Tarrant County courts have issued judicial modifications of these trusts based on the same grounds asserted herein. Example orders are attached as Exhibits F, G, and H.

VII. PRAYER

39.
WHEREFORE, PREMISES CONSIDERED, Petitioner respectfully requests that (1) the parties take notice of the filing of this Petition; (2) the Trust Indenture be modified as set forth in Exhibit E; and (3) Petitioner be granted such other and further relief as the Court may deem appropriate.

Respectfully submitted,

/s/ Craig A. Haynes

Craig A. Haynes
Texas Bar No. 09284020
craig.haynes@vhh.law
Alicia C. Pitts
Texas Bar No. 24116910
alicia.pitts@vhh.law
Vartabedian Hester & Haynes LLP
2200 Ross Avenue, Suite 4600E
Dallas, TX 75201
Telephone: 469.654.1340

ATTORNEYS FOR PETITIONER SOFTVEST, L.P.

EXHIBIT A

A copy of the Permian Basin Amended and Restated Royalty Trust Indenture,
dated June 20, 2014, as further amended on May 4, 2022

PERMIAN BASIN

AMENDED AND RESTATED

ROYALTY TRUST INDENTURE

This Amended and Restated Royalty Trust Indenture (“Indenture”) shall be effective as of June 20, 2014, the original Royalty Trust Indenture having been entered into as of November 1, 1980 between Southland Royalty Company, a Delaware corporation with its principal office in Fort Worth, Texas (the “Company”), as Trustor, and The First National Bank of Fort Worth, a banking association organized under the laws of the United States with its principal place of business in Fort Worth, Texas (the “Bank”), as Trustee, evidences that the Company has for many years been engaged in the business of exploring for, producing and marketing oil and gas, and now owns fee mineral interests, royalty and overriding royalty interests in lands located primarily in the Permian Basin area in Texas which contain proven reserves and are currently producing oil and gas; that the Company has determined that it would be in the best interest of its shareholders to carve out and distribute to such shareholders certain net overriding royalties in such mineral and royalty interests (the “Royalties”) by means of the conveyances attached hereto as Exhibits 1 and 2 to this Indenture (the “Conveyances”); that since it would be impractical to distribute legal title to undivided interests in the Royalties to each shareholder, and the shareholders have approved the transfer by Company by means of the Conveyances of the Royalties to the Bank, to be held in trust for the benefit of the shareholders on the date of execution hereof, and their respective heirs, personal representatives, successors and assigns, as more particularly provided herein, and the Bank has agreed to accept the Conveyances on such terms; that the Company is contemporaneously executing the Conveyances to the Bank; and that accordingly, the Company, by delivery of the Conveyances, grants, bargains, assigns and delivers the Royalties to the Bank, as trustee in trust and the Bank accepts the Conveyances and the Royalties and the Company and the Bank agree that such assets and all other assets received by the Bank pursuant to this Indenture in trust shall be held, administered, paid and delivered for the purposes and subject to the terms and conditions hereafter provided.

ARTICLE I

DEFINITIONS

As used herein, the following terms are used with the meanings indicated:

“Business Day” means any day which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law.

“Beneficial Interest” means the equitable interest of the Unit Holders in the Trust Estate as expressly set out in this Trust Indenture and all other rights of beneficiaries of express trusts created under the Texas Trust Code, subject to the limitations set forth in this Trust Indenture.

“Certificate” means a certificate issued by the Trustee pursuant to Article IV evidencing the ownership of one or more Units.

“Code” means the Internal Revenue Code of 1986 as amended.

“Distribution Date” means the date of any distribution, which shall be on or before ten (10) Business Days after a Monthly Record Date.

“Indenture” means this instrument, as originally executed, or, if amended or supplemented, as so amended or supplemented.

“Monthly Distribution Amount” for any Monthly Period means the sum of (a) the cash received by the Trustee during the Monthly Period attributable to the Royalties, (b) any cash available for distribution as a result of the reduction or elimination during the Monthly Period of any existing cash reserve created pursuant to Section 3.08 hereof to provide for the payment of liabilities of the Trust, and (c) any other cash receipts of the Trust during the Monthly Period, including without limitation any cash received from interest earned pursuant to Section 3.04 reduced by the sum of (d) the liabilities of the Trust paid during the Monthly Period and (e) the amount of any cash used pursuant to Section 3.08 hereof in the Monthly Period to establish or increase a cash reserve for the payment of any accrued, future or contingent liabilities of the Trust. If the Monthly Distribution Amount determined in accordance with the preceding sentence shall for any Monthly Period be a negative amount, then the Monthly Distribution Amount shall be zero, and such negative amount shall reduce the next Monthly Distribution Amount.

Notwithstanding the foregoing, the Monthly Distribution Amount for any Monthly Period shall not include any amount which would have been required to be reported to any stock exchange on which the Units are listed in connection with the establishment of an ‘ex’ date in order to be distributed to Unit Holders who were such on the Monthly Record Date for such Monthly Period but was not so reported unless the stock exchange agrees to such amount being a part of that Monthly Period’s Monthly Distribution Amount or the Trustee receives an opinion of counsel stating that none of the Trust, the Trustee or any owner of Units will be adversely affected by such inclusion. An amount which pursuant to the preceding sentence is not included in the Monthly Distribution Amount for that Monthly Period shall be included in the Monthly Distribution Amount for the next Monthly Period (unless it is reserved pursuant to Section 3.08 hereof).

“Monthly Period” means the period which commences on the day after the date of creation of the Trust or a Monthly Record Date and continues through and includes the next succeeding Monthly Record Date, which shall be the Monthly Record Date for such Monthly Period.

“Monthly Record Date” for each month means the close of business on the last Business Day of such month unless the Trustee determines that a later date is required to comply with applicable law or the rules of any exchange on which the Units may be listed, in which event it means such later date.

“Person” means an individual, a corporation, partnership, trust, estate or other organization.

“Royalties” means the net overriding royalty interests conveyed to the Trustee pursuant to the Conveyances.

“Transferee”, as to any Unit Holder or former Unit Holder, means any person succeeding to the interest of such Unit Holder or former Unit Holder in one or more Units of the Trust, whether as purchaser, donee, legatee or otherwise.

“Trust” means the express trust created hereby which shall be held and administered as provided herein and in accordance with the terms and provisions (not inconsistent with any terms and provisions hereof) of the Texas Trust Code.

“Trust Estate” means the assets held by the Trustee under this Indenture, and shall include both income and principal if separate accounts or records are kept therefor.

“Trustee” means the initial Trustee under this instrument, or any successor, during the period it is so serving in such capacity.

“Unit” means an undivided fractional interest in the Beneficial Interest, determined as hereinafter provided. A Unit may be evidenced by a Certificate or a book-entry position entered in compliance with the procedures the Trustee establishes for uncertificated Units pursuant to Article IV.

“Unit Holder” means the owner of one or more Units as reflected on the books of the Trustee pursuant to Article IV.

ARTICLE II

NAME AND PURPOSE OF THE TRUST

2.01. Name. The Trust shall be known as the Permian Basin Royalty Trust, and the Trustee may transact the affairs of the Trust in that name.

2.02. Purposes. The purposes of the Trust are:

(a) to convert the Royalties to cash either (1) by retaining them and collecting the proceeds from production until production has ceased or the Royalties have otherwise terminated or (2) by selling or otherwise disposing of the Royalties (within the limits stated herein); and

(b) to distribute such cash, net of amounts for payment of liabilities of the Trust, to the Unit Holders pro rata.

It is the intention and agreement of the Company and the Trustee to create an express trust within the meaning of Section 111.004(4) of the Texas Trust Code, for the benefit of the owners of Units, and a grantor trust for federal income tax purposes of which the owners of Units are the grantors. As set forth above and amplified herein, the Trust is intended to be limited to the receipt of revenues attributable to the Royalties and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Unit Holders. It is neither the purpose nor the intention of the parties hereto to create, and nothing in this Trust Indenture shall be construed as creating, a partnership, joint venture, joint stock company or business association between or among Unit Holders, present or future, or among or between Unit Holders, or any of them, and the Trustee or the Company.

ARTICLE III

ADMINISTRATION OF THE TRUST

3.01. General. Subject to the limitations set forth in this Indenture, the Trustee is authorized to take such action as in its judgment is necessary or advisable best to achieve the purposes of the Trust, including the authority to agree to modifications or settlements of the terms of the Conveyances or to settle disputes with respect thereto, so long as such modifications or settlements do not alter the nature of the Royalties as rights to receive a share of the proceeds of oil and gas produced from the properties presently burdened by such Royalties which are free of any obligation for operating expenses and as rights which do not possess any operating rights or obligations. The Trustee may not dispose of all or any portion of the Royalties except as provided in Sections 3.02, 3.09 and 9.03.

The Trustee will cause the Trust to file any registration statement, report or other materials required by law (including the Securities Exchange Act of 1934 and the rules thereunder) or by any securities exchange on which the Units are at any time registered.

3.02. Limited Power to Dispose of Royalties.

In the event the Trustee determines it to be in the best interest of the Unit Holders the Trustee may sell at any time and from time to time all or any part of any of the Royalties for cash in such a manner as it deems in the best interest of the Unit Holders if approved by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII but without such approval it may not sell or otherwise dispose of all or any part of the Royalties. This Section 3.02 shall not be construed to require approval of the Unit Holders for any sale or other disposition of all or any part of the Royalties pursuant to Sections 3.09 or 9.03. The Trustee is authorized to retain any of the Royalties in the form in which such property was transferred to the Trustee without regard to any requirement to diversify investments or other requirements.

3.03. No Power to Engage in Business or Make Investments. The Trustee shall not, in its capacity as Trustee under the Trust, engage in any business or commercial activity of any kind whatsoever and shall not, under any circumstances, use any portion of the Trust Estate to acquire any oil and gas lease, royalty or other mineral interest other than the Royalties, or, except as permitted in Sections 3.04 and 3.15, acquire any other asset. The Trustee shall not accept contributions to the Trust other than the Royalties.

3.04. Interest on Cash on Hand. Cash being held by the Trustee as a reserve for liabilities or for distribution at the next Distribution Date shall be placed (in the Trustee’s discretion) in:

(a) obligations issued by (or unconditionally guaranteed by) the United States or any agency or instrumentality thereof (provided such agency’s or instrumentality’s such obligations are secured by the full faith and credit of the United States); or

(b) repurchase agreements secured by obligations qualifying under subparagraph (a) above;

(c) certificates of deposit of any bank having a capital, surplus and undivided profits in excess of $50,000,000; or

(d) other interest bearing accounts in FDIC-insured state or national banks, including the Trustee, so long as the entire amount in such accounts is at all times fully insured by the Federal Deposit Insurance Corporation;

provided such repurchase agreements, certificates or accounts shall bear interest at a rate which is the greater of (i) the interest rate which the Bank or its successor pays in the normal course of business on amounts placed with it, taking into account the amounts involved, the period held and other relevant factors, or (ii) the rate of interest paid on obligations qualifying under subparagraph (a) above. Any such obligations, repurchase agreements or certificates must mature on or before the next succeeding Distribution Date and must be held to maturity. To the extent not prohibited by Section 113.057 of the Texas Trust Code any such cash may be placed with Bank or any successor bank serving as Trustee.

3.05. Power to Settle Claims. The Trustee is authorized to prosecute or defend, or to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient.

3.06. Power to Contract for Services. In the administration of the Trust, the Trustee is empowered to employ oil and gas consultants, accountants, attorneys, transfer agents and other professional and expert persons and to employ or contract for clerical and other administrative assistance and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

3.07. Payment of Liabilities of Trust. The Trustee shall, to the extent that funds of the Trust are available therefor, make payment of all liabilities of the Trust, including, but without limiting the generality of the foregoing, all expenses, taxes, liabilities incurred of all kinds, compensation to it for its services hereunder, and compensation to such parties as may be consulted as provided for in Section 3.06 hereof.

3.08. Establishment of Reserves. With respect to any liability which is contingent or uncertain in amount or which otherwise is not currently due and payable, the Trustee in its sole discretion may, but is not obligated to, establish a cash reserve for the payment of such liability.

3.09. Limited Power to Borrow. If at any time the cash on hand and to be received by the Trustee is not, or will not, in the judgment of the Trustee, be sufficient to pay liabilities of the Trust as they become due, the Trustee is authorized to borrow the funds required to pay such liabilities. In such event, no further distributions will be made to Unit Holders until the indebtedness created by such borrowing has been paid in full. Such funds may be borrowed from any Person, including, without limitation, the Bank or any other fiduciary hereunder. To secure payment of such indebtedness, the Trustee is authorized to mortgage, pledge, grant security interests in or otherwise encumber (and to include as a part thereof any and all terms, powers, remedies, covenants and provisions deemed necessary or advisable in the Trustee’s discretion, including, without limitation, the power of sale with or without judicial proceedings) the Trust Estate, or any portion thereof, including the Royalties, and to carve out and convey production payments.

3.10. Income and Principal. The Trustee shall not be required to keep separate accounts or records for income and principal or maintain any reserves for depletion of the Royalties. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the yield from the Royalties as income or principal, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case.

3.11. Term of Contracts. In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust.

3.12. Transactions between Related Parties. The Trustee shall not be prohibited in any way in exercising its powers from making contracts or having dealings with itself in any other capacity (fiduciary or otherwise) or with the Company.

3.13. No Bond Required. The Trustee shall not be required to furnish any bond or security of any kind.

3.14. Timing of Trust Income and Expenses. The Trustee will use all reasonable efforts to cause the Trust and the Unit Holders to recognize income (including any income from interest earned on reserves established pursuant to Section 3.08 hereof) and expenses on Monthly Record Dates. The Trustee will invoice the Trust for services rendered by the Trustee only on a Monthly Record Date and shall cause the Trust to pay any such invoices only on the Monthly Record Date on which an invoice is rendered and will use all reasonable efforts to cause all persons to whom the Trust becomes liable to invoice the Trust for such liability on a Monthly Record Date and to cause the Trust to pay any such liabilities on the Monthly Record Date on which such liability is invoiced. In connection with the requirements of any stock exchange on which the Units are listed, the Trustee will, if required by such stock exchange, use all reasonable efforts to determine the Monthly Distribution Amount and report such amount to the exchange at such time as may be required by such stock exchange. Nothing in this Section shall be construed as requiring the Trustee to cause payment to be made for Trust liabilities on any date other than on such date as in its sole discretion it shall deem to be in the best interest of the Unit Holders.

3.15. Divestiture of Units. If at any time the Trust or the Trustee is named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest because of the nationality, or any other status, of any one or more Unit Holders, the following procedures will be applicable:

(a) The Trustee will promptly give written notice (“Notice”) to each holder (“Ineligible Holder”) whose nationality or other status is an issue in the proceeding as to the existence of such controversy. The Notice will contain a reasonable summary of such controversy and will constitute a demand to each

Ineligible Holder that he dispose of his Units, to a party which would not be an Ineligible Holder, within 30 days after the date of the Notice.

(b) If any Ineligible Holder fails to dispose of his Units as required by the Notice, the Trustee will have the preemptive right to purchase, and will purchase, any such Units at any time during the 90 days after the expiration of the 30-day period specified in the Notice. The purchase price on a per Unit basis will be determined as of the last business day (“determination day”) preceding the end of the 30-day period specified in the Notice and will equal the following per Unit amount: (i) if the Units are then listed on a stock exchange, the price will equal the closing price of the Units on such exchange (or, if the Units are then listed on more than one exchange, on the largest such exchange in terms of the volume of Units traded thereon during the preceding twelve months) on the determination day if any Units were sold on such exchange on such day or, if not, on the last preceding day on which any Units were sold on such exchange or (ii) if the Units are not then listed on any stock exchange, the price will equal the mean between the closing bid and asked prices for the Units in the over-the-counter market on the determination day if quotations for such prices on such day are available or, if not, on the last preceding day for which such quotations are available. Such purchase will be accomplished by tender of the above cash price to the Ineligible Holder at his address as shown on the records of the Trustee, either in person or by mail as provided in Section 11.06, accompanied by notice of cancellation. Concurrently with such tender the Trustee shall cancel or cause to be cancelled all Certificates representing units then owned by such Ineligible Holder and for which tender has been made, and the Trustee shall issue or cause to be issued to itself a Certificate or Certificates representing the same number of Units as were so cancelled. In the event the tender is refused by the Ineligible Holder or if he cannot be located after reasonable efforts to do so, the tendered sum shall be held by the Trustee in an interest bearing account for the benefit of such Ineligible Holder, until proper claim for same (together with interest accrued thereon) has been made by such Holder, but subject to applicable laws concerning unclaimed property.

(c) The Trustee may, in its sole discretion, cancel any Units acquired in accordance with the foregoing procedures or may sell such Units, either publicly or privately, in accordance with all applicable laws. The proceeds of any such sale of Units, less the expenses of such sale, will constitute revenues of the Trust.

(d) The Trustee may, in its sole discretion, borrow any amounts required to purchase Units in accordance with the procedures described above.

3.16. Miscellaneous. Except as otherwise provided in this Indenture, this Indenture and the Trust shall be governed, construed, administered and controlled by and under the laws of the State of Texas, and the rights, powers, duties and liabilities of the Trustee shall be in accordance with and governed by the terms and provisions of the Texas Trust Code and other applicable laws of the State of Texas in effect at any applicable time.

ARTICLE IV

BENEFICIAL SHARES AND CERTIFICATES

4.01. Creation and Distribution. The entire Beneficial Interest shall be divided into that number of Units which is equal to the number of whole shares of common stock of the Company issued and outstanding on the record date for determination of stockholders of the Company entitled to receive Units. The ownership of the Units shall be evidenced by (i) Certificates in substantially the form set forth on Schedule 1 hereto, containing such changes or alterations of form, but not substance, as the Trustee shall from time to time, in its discretion, deem necessary or desirable, (ii) a book-entry position in Units maintained as part of a direct registration system, or (iii) any other manner required or permitted by United States securities laws or regulations promulgated by the Securities and Exchange Commission thereunder or regulations of any stock exchange on which the Units are listed. Initially, the Company shall own all of the Units. However, the Company intends to distribute to each of its stockholders of record as of the close of business on the date fixed for determining stockholders of the Company entitled to receive Units one Unit for each share of the common stock of the Company so owned of record by such stockholder. The Trustee shall forthwith issue Certificates to such person evidencing the number of Units distributed to such person. Thereafter, Units shall be represented by Certificates or shall be uncertificated as provided in this Section 4.01.

4.02. Rights of Unit Holders. The Unit Holders shall own pro rata the Beneficial Interest and shall be entitled to participate pro rata in the rights and benefits of the Unit Holders under this Indenture. A Unit Holder by assignment or otherwise takes and holds the same subject to all the terms and provisions of this Indenture and the Conveyances, which shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the Unit Holder. By an assignment or transfer of one or more Units, the assignor thereby shall, effective as of the close of business on the date of transfer and with respect to such assigned or transferred Unit or Units, part with, except as provided in Section 4.04 in the case of a transfer after a Monthly Record Date and prior to the corresponding payment date, (i) all his Beneficial Interest attributable thereto; (ii) all his rights in, to and under such Certificate (if such Units are certificated); and (iii) all interests, rights and benefits under this Trust of a Unit Holder which are attributable to such Unit or Units as against all other Unit Holders and the Trustee. The Certificates, the Units and the rights, benefits and interests evidenced by either or both (including, without limiting the foregoing, the entire Beneficial Interest) are and shall be held and construed to be in all respects intangible personal property, and the Units and the Certificates evidencing such Units (if such Units are certificated) shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Unit Holder as such shall have any legal title in or to any real property interest which is a part of the Trust Estate, including, without limiting the foregoing, the Royalties or any part thereof, but the sole interest of each Unit Holder shall be such Unit Holder’s Beneficial Interest and the obligation of the Trustee to hold, manage and dispose of the Trust Estate and to account for the same as in this Indenture provided. No Unit Holder shall have the right to call for or demand or secure any partition or distribution of the Royalties during the continuance of the Trust or during the period of liquidation and winding up under Section 9.03.

4.03. Execution of Certificates. All Certificates shall be signed by a duly authorized officer of the Trustee. Certificates may be signed and sealed on behalf of the Trustee by such persons as at the actual date of the signing and sealing of such Certificates shall be the proper officers of the Trustee, although at the nominal date of such Certificates any such person shall not have been such officer of the Trustee. Any such signature may be the manual or facsimile signature of such officers and may be affixed, imprinted or otherwise reproduced on the Certificate.

4.04. Registration and Transfer of Units. The Units shall be transferable as against the Trustee only on the records of the Trustee upon the surrender of Certificates or in compliance with the Trustee’s procedures for uncertificated Units, and in either case, compliance with such reasonable regulations as the Trustee may prescribe. No service charge shall be made to Unit Holders or Transferee for any transfer of a Unit, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until any such transfer the Trustee may treat the owner of any Certificate as shown by its records, or the Unit Holder of record in accordance with the Trustee’s procedures for uncertificated Units, as the owner of the Units evidenced thereby and shall not be charged with notice by any other party of any claim or demand respecting such Unit or the interest represented thereby. A transfer of a Unit after any Monthly Record Date shall not transfer to the Transferee the right of the transferor to any sum payable to such transferor as the Unit Holder of record on said day. As to matters affecting the title, ownership, warranty or transfer of Units, Article 8 of the Uniform Commercial Code and other statutes and rules with respect to the transfer of securities, as adopted and then in force in the State of Texas, shall govern and apply. The death of any Unit Holder shall not entitle the Transferee to an account or valuation for any purpose, but such Transferee shall succeed to all rights of the deceased Unit Holder under this Indenture upon proper proof of title satisfactory to the Trustee.

4.05. Mutilated, Lost, Stolen and Destroyed Certificates. If any Certificate is lost, stolen, destroyed or mutilated, the Trustee, in its discretion and upon proof satisfactory to the Trustee, together with a surety bond sufficient in the opinion of the Trustee to indemnify the Trustee against all loss or expenses in the premises (if deemed advisable by the Trustee), and surrender of the mutilated Certificate, will issue, at the discretion of the holder of such lost, stolen, destroyed or mutilated Certificate as shown by the records of the Trustee and upon payment of a reasonable charge of the Trustee and any reasonable expenses incurred by it in connection therewith, either a new Certificate or evidence of Unit ownership compliant with the Trustee’s procedures for uncertificated Units.

4.06. Protection of Trustee. The Trustee shall be protected in acting upon any notice, credential, certificate, assignment or other document or instrument believed by the Trustee to be genuine and to be signed by the proper party or parties. The Trustee is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, and the application of other statutes and rules with respect to the transfer of securities, as adopted and then in force in the State of Texas, as to all matters affecting title, ownership, warranty or transfer of either the Certificates and the Units represented thereby, or of uncertificated Units, without any personal liability for such reliance, and the indemnity granted under Section 6.02 shall specifically extend to any matters arising as a result thereof.

4.07. Determination of Ownership of Units. In the event of any disagreement between persons claiming to be Transferees of any Unit Holder, the Trustee shall be entitled at its option to refuse to recognize any such claims so long as such disagreement shall continue. In so refusing, the Trustee may elect to make no delivery or other disposition of the interest represented by the Unit involved, or any part thereof, or of any sum or sums of money, accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims, and the Trustee shall be entitled to continue so to refrain and refuse so to act, until

(a) the rights of the adverse claimants have been adjudicated by a final judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

(b) all differences have been adjusted by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

ARTICLE V

ACCOUNTING AND DISTRIBUTIONS

5.01. Fiscal Year and Accounting Method. The fiscal year of the Trust shall be the calendar year. The Trustee shall maintain its books in accordance with generally accepted accounting principles or such other method as will provide appropriate financial data responsive to the needs of the Unit Holders.

5.02. Distributions. On the Distribution Date of each month, the Trustee will distribute pro rata to the Unit Holders of record on the Monthly Record Date for such month the Monthly Distribution Amount for that month.

5.03. Federal Income Tax Reporting. For federal income tax purposes, the Trustee shall file such returns and statements as in its judgment are required to comply with applicable provisions of the Code and regulations and to permit each Unit Holder correctly to report such Unit Holder’s share of the income and deductions of the Trust. The Trustee will treat all income and deductions of the Trust for each month as having been realized on the Monthly Record Date for such month unless otherwise advised by its counsel or the Internal Revenue Service. If prior to the due date for filing a corporate federal income tax return for 1980 there has not been received from the Internal Revenue Service a ruling confirming that the Trust will not, for purpose of such tax, be treated as an association taxable as a corporation, the Trustee will, upon advice of tax counsel, (i) file a corporate tax return and pay the tax shown thereby on income earned during 1980 and (ii) forthwith institute, and diligently prosecute to the court of last resort, a claim for refund of such tax. In all future years, the Trustee will report as a grantor trust until and unless the foregoing claim is finally decided adversely to the Trust.

5.04. Reports to Unit Holders. As promptly as practicable following the end of each calendar quarter, the Trustee shall mail to each Person who was a Unit Holder of record on a Monthly Record Date during such quarter a report which shall show in reasonable detail such information as is necessary to permit holders of units to make all calculations necessary for tax purposes including depletion, and which shall show the assets and liabilities and receipts and disbursements of the Trust for such quarter and for each month in such quarter. Within 90 days following the end of each fiscal year, the Trustee shall mail, to each Person of record on a date to be selected by the Trustee, an annual report containing financial statements audited by a nationally recognized firm of independent public accountants selected by the Trustee. Notwithstanding the foregoing, the Trustee will furnish to the Unit Holders such reports, in such manner, as are at any time required by law or by regulations of any stock exchange on which the Units are listed.

ARTICLE VI

LIABILITY OF TRUSTEE AND METHOD OF SUCCESSION

6.01. Liability of Trustee.

(a) Except as otherwise provided herein and specifically except as provided in paragraph (b) below, the Trustee, in carrying out its powers and performing its duties, may act in its discretion and shall be personally or individually liable only for fraud or for acts or omissions in bad faith and shall not individually or personally be liable for any act or omission of any agent or employee of the Trustee unless the Trustee has acted in bad faith in the selection and retention of such agent or employee.

(b) If the Trustee enters into a contract on behalf of the Trust Estate without ensuring that any liability arising out of such contract shall be satisfiable only out of the Trust Estate and shall not in any event, including the exhaustion of the Trust Estate, be satisfiable out of amounts at any time distributed to any Unit Holder or out of any other assets owned by any Unit Holder, then Trustee, vis-a-vis the Unit Holders, shall be fully and exclusively liable for such liability, but shall have the right to be indemnified and reimbursed from the Trust Estate to the extent provided in Section 6.02.

6.02. Indemnification of Trustee. The Trustee shall be indemnified by, and receive reimbursement from, the Trust Estate against and from any and all liability, expense, claims, damages or loss incurred by it individually or as Trustee in the administration of the Trust and the Trust Estate or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of its being Trustee, except such liability, expense, claims, damages or loss as to which it is liable under Section 6.01(a). Trustee shall have a lien upon the Trust Estate to secure it for such indemnification and reimbursement and for compensation to be paid to Trustee. Except as provided in Section 4.05, neither the Trustee nor any agent or employee of the Trustee shall be entitled to any reimbursement or indemnification from any Unit Holder for any liability, expense, claims, damages or loss incurred by the Trustee or any such agent or employee, their right of reimbursement and indemnification, if any, being limited solely to the Trust Estate, whether or not the Trust Estate without full reimbursement or indemnification of the Trustee or any such agent or employee.

6.03. Resignation of Trustee. The Trustee may resign, with or without cause, at any time by written notice to each of the then Unit Holders, given by registered mail addressed to each such holder at such holder’s last known post office address as shown by the records of the Trustee at the time such notice is given. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than ninety (90) days after the date such notice is mailed. In case of such resignation, the Trustee will use its best efforts to nominate a successor, to call a meeting of Unit Holders for the purpose of appointing a successor, and to solicit proxies for such meeting.

6.04. Removal of Trustee. The Trustee may be removed, with or without cause, at a meeting held in accordance with the requirements of Article VIII by the affirmative vote of the holders of a majority of all the Units then outstanding.

6.05. Appointment of Successor Trustee. In the event of a vacancy in the position of Trustee or if a Trustee has given notice of its intention to resign, the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII may appoint a successor Trustee. Nominees for appointment may be made by (i) the resigned or removed Trustee and (ii) any Unit Holder or Unit Holders owning at least 15% of the Units. Any such successor Trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000. In the event that a vacancy in the position of Trustee continues for sixty (60) days, a successor Trustee may be appointed by any State or Federal District Court holding terms in Tarrant County, Texas, upon the application of any Unit

Holder, and in the event any such application is filed, such court may appoint a temporary Trustee at any time after such application is filed with it which shall, pending the final appointment of a Trustee, have such powers and duties as the court appointing such temporary Trustee shall provide in its order of appointment, consistent with the provisions of this Indenture.

Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the succeeded Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the Trustee which it succeeds all of the Trust Estate held by it hereunder and all records and files in connection therewith. No successor Trustee shall be obligated to examine or seek alteration of any account of any preceding Trustee, nor shall any successor Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such account.

ARTICLE VII

COMPENSATION OF THE TRUSTEE

7.01. Compensation of Trustee. The Trustee shall receive compensation for its services as Trustee hereunder and as transfer agent as set forth in Schedule 2 attached hereto.

7.02. Expenses. The out-of-pocket costs incurred by the Trustee for long distance telephone calls, overtime necessitated by rush orders, travel, legal services, stationery, binders, envelopes, ledger sheets, transfer sheets, checks, Unit Holder list sheets, postage and insurance will be reimbursed to the Trustee at actual cost.

7.03. Other Services. The Trustee shall be reimbursed for actual expenditures made on account of any unusual duties in connection with matters pertaining to the Trust. In the event of litigation involving the Trust, audits or inspection of the records of the Trust pertaining to the transactions affecting the Trust or any other unusual or extraordinary services rendered in connection with the administration of the Trust, Trustee shall be entitled to receive reasonable compensation for the services rendered.

7.04. Source of Funds. All compensation, reimbursements and other charges owing to the Trustee will be payable by the Trust out of the Trust Estate.

ARTICLE VIII

MEETINGS OF UNIT HOLDERS

8.01. Purpose of Meetings. A meeting of the Unit Holders may be called at any time and from time to time pursuant to the provisions of this Article to transact any matter that the Unit Holders may be authorized to transact.

8.02. Call and Notice of Meetings. Any such meeting of the Unit Holders may be called by the Trustee in its discretion and will be called by the Trustee at the written request of Unit Holders owning not less than 15% of the then outstanding Units. All such meetings shall be held at such time and at such place in Fort Worth, Texas, as the notice of any such meeting may designate. Written notice of every meeting of the Unit Holders signed by the Trustee setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting shall be given in person or by mail not more than 60 nor less than 20 days before such meeting is to be held to all of the Unit Holders of record not more than 60 days before the date of such mailing. No matter other than that stated in the notice shall be acted upon at any meeting.

8.03. Voting. Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum, although, less than a majority of all of the Units at the time outstanding, except that the affirmative vote by the Unit Holders of at least 75% of all the Units then outstanding shall be required to:

(a) approve or authorize any sale of all or any part of the assets of the Trust, or

(b) terminate the Trust pursuant to Section 9.02(b), or

(c) approve any amendment to or affecting this Section 8.03.

8.04. Conduct of Meetings. The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Unit Holders, including regulations covering the closing of the transfer books of the Trustee for purposes of determining Unit Holders entitled to notice of or to vote at any meeting, the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Unit Holders entitled to vote at the meeting and such other matters concerning the calling and conduct of the meeting as it shall deem advisable.

ARTICLE IX

DURATION, REVOCATION AND TERMINATION OF TRUST

9.01. Revocation. The Trust is and shall be irrevocable and Company retains no power to alter, amend or terminate the Trust. The Trust shall be terminable only as provided in Section 9.02, and shall continue until so terminated.

9.02. Termination. The Trust shall terminate upon the first to occur of the following events:

(a) at such time as its gross revenue for each of two successive years after the year 1980 is less than $1,000,000 per year,

(b) a vote in favor of termination by the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII, or

(c) the expiration of twenty-one years after the death of the last survivor of the lawful descendants of any degree of the signers of the Declaration of Independence in being on the date of execution hereof.

9.03. Disposition and Distribution of Properties. For the purpose of liquidating and winding up the affairs of the Trust at its termination, the Trustee shall continue to act as such and exercise each power until its duties have been fully performed and the Trust Estate finally distributed. Upon the termination of the Trust, the Trustee shall sell for cash in one or more sales all the properties other than cash then constituting the Trust Estate. The Trustee may engage the services of one or more investment advisors or other parties deemed by the Trustee to be qualified as experts on such matters to assist with such sales and shall be entitled to rely on the advice of such persons as contemplated by Section 11.02. The Trustee shall as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust Estate according to the respective interests and rights of the Unit Holders, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as Trustee in its discretion deems appropriate for contingent liabilities. In the event that any property which the Trustee is required to sell is not sold by the Trustee within three years after the termination of the Trust, the Trustee shall cause such property to be sold at public auction to the highest cash bidder. Notice of such sale by auction shall be mailed at least thirty days prior to such sale to each Unit Holder at such Unit Holder’s address as it appears upon the books of the Trustee. The Trustee shall not be required to obtain approval of the Unit Holders prior to selling property pursuant to this Section. Upon making final distribution to the Unit Holders, the Trustee shall be under no further liability except as provided in Section 6.01(b).

ARTICLE X

AMENDMENTS

10.01. Prohibited. No amendment may be made to any provision of the Indenture which would

(a) alter the purposes of the Trust or permit the Trustee to engage in any business or investment activities substantially different from those specified herein;

(b) alter the rights of the Unit Holders vis-a-vis each other; or

(c) permit the Trustee to distribute the Royalties in kind either during the continuation of the Trust or during the period of liquidation or winding up under Section 9.03.

10.02. Permitted. All other amendments to the provisions of the Indenture may be made by a vote of the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII; provided that no amendment shall be effective without the express written approval of the Trustee.

ARTICLE XI

MISCELLANEOUS

11.01. Inspection of Trustee’s Books. Each Unit Holder and such Unit Holder’s duly authorized agents, attorneys and auditors shall have the right during reasonable business hours to examine, inspect and make audits of the Trust and records of the Trustee, including lists of Unit Holders for any proper purpose in reference thereto.

11.02. Trustee’s Employment of Experts. The Trustee may, but shall not be required to, consult with counsel, who may be its own counsel, accountants, geologists, engineers, investment advisors and other parties deemed by the Trustee to be qualified as experts on the matters submitted to them, and the opinion of any such parties on any matter submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of any such party.

11.03. Merger or Consolidation of Trustee. Neither a change of name of the Trustee nor any merger or consolidation of its corporate powers with another bank or with a trust company shall affect its right or capacity to act hereunder.

11.04. Filing of this Indenture. Neither this Indenture nor any executed copy hereof need be filed in any county in which any of the Trust Estate is located, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Indenture for record, the Trustee agrees that for the purpose of vesting the record title to the Royalties in any successor to the Trustee, the retiring Trustee will, upon appointment of any successor Trustee, execute and deliver to such successor Trustee appropriate assignments or conveyances.

11.05. Severability. If any provision of this Indenture or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Indenture or the application of such provision to Persons or circumstances, other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby, and every provision of this Indenture shall be valid and enforced to the fullest extent permitted by law.

11.06. Notices. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served upon the Trustee by any Unit Holder may be given or served by being deposited, postage prepaid and by registered or certified mail, in a post office or letter box addressed (until another address is designated by notice to the Unit Holders) to the Trustee at Post Office Box 2260, Fort Worth, Texas 76113. Any notice or other communication by the Trustee to any Unit Holder shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, in a post office or letter box addressed to said Unit Holder at his address as shown on the records of the Trustee.

11.07. Counterparts. This Indenture may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned has caused this Indenture to be duly executed as of the 20th day of June, 2014.

BANK OF AMERICA, N.A. as Trustee

By:	/s/ RON E. HOOPER
Ron E. Hooper,
Senior Vice President and Trust Administrator Bank of America, N.A.

Permian basin Amended and Restated Trust Indenture

Signature Page

SCHEDULE 2

TRUSTEE COMPENSATION

A.
Administrative Fee.

For all administrative services, preparation of quarterly and annual statements with attention to tax and legal matters:

1. 1/20 of 1% of the first $100 million of the annual gross revenue of the Trust, and 1/30 of 1% of the annual gross revenue of the Trust in excess of $100 million.

2. Trustee’s standard hourly rates for time in excess of 300 hours annually.

B.
Transfer Agency Fee.

1. $4.92 annually per Unit Holder account for maintaining computer records of each Unit Holder, name and address of record, tax identification number, outstanding Unit balances, alternative payee, various coded fields of pertinent information; for processing change of address and tax identification numbers; posting each Certificate cancelled or issued; issuance of 10,000 Certificates; processing request and documentation required for replacement of lost or destroyed Certificates; for placing and/or removing stop transfer orders; registering Certificates; disbursing the Monthly Distribution Amounts; preparing and mailing required Internal Revenue Service forms; mailing of proxies and other related material; tabulation of proxies; and maintenance and printing of Unit Holder list.

2. For Certificates issued, registered and posted in excess of 10,000 annually, $1.00 for each Certificate.

3. The transfer agency fees stated above will be subject to escalation based upon the general rise in prices in the economy. The index used will be the Producers Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or such equivalent index as may be published from time to time. All transfer agency fees will be adjusted annually by the percentage rise in this index on a December-to-December basis beginning December 31, 1981.

C.
Termination Fee.

A fee will be charged upon termination of the Trust commensurate with the amount of work and responsibility involved which shall not exceed 10% of the proceeds received and distributed in connection with the termination liquidation; provided that termination is accomplished under Article 9.02(a) of the Trust Indenture. Under any other method of termination, fees will be charged on an hourly basis only.

D.
Invested Funds.

To the extent consistent with the Trust Indenture and applicable statutes and regulations, funds held by the Trustee will be invested after receipt thereof until the next succeeding Distribution Date in such investments as are permitted by the Trust Indenture and the income so earned will be disbursed to the Unit Holders in accordance with the provisions of the Trust Indenture.

After funds are disbursed on the Distribution Date, an analysis will be made by the Trustee of the disbursement account or accounts and a credit for funds as calculated under the practice as it exists in the Trustee bank at the time and, from time to time, will be applied to reduce the administrative fee described in paragraph A above charged by the Trustee at the next administrative fee payment date. In no event shall the credit exceed the administrative fee.

AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED ROYALTY TRUST INDENTURE

OF

PERMIAN BASIN ROYALTY TRUST

This Amendment No. 1 to the Amended and Restated Royalty Trust Indenture (this “Amendment”) of Permian Basin Royalty Trust (the “Trust”), is made and entered into effective as of May 4, 2022, by the undersigned Trustee of the Trust (the “Trustee”), after receiving approval of the unitholders of the Trust.

W I T N E S S E T H :

WHEREAS, on May 4, 2022, the unitholders of the Trust voted to approve an amendment to that certain Amended and Restated Royalty Trust Indenture of the Trust dated as of June 20, 2014 (the “Trust Indenture”) with respect to the requirements to serve as successor trustee;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and in the Trust Indenture and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee desires to amend the Trust Indenture to reflect the amendments approved by unitholders by amending and restating the third sentence of Section 6.05 as follows:

“Any such successor Trustee shall be a state or national bank or trust company domiciled in the United States which has a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000.”

[Signature Page Follows]

1

IN WITNESS WHEREOF, the Trustee has executed this Amendment as of the day and year first above written.

TRUSTEE:
SIMMONS BANK
By:	/s/ Ron E. Hooper
Name:	Ron E. Hooper
Title:	Senior Vice President, Royalty Trust Management

[Signature Page to

Amendment No. 1 to the

Amended and Restated Royalty Trust Indenture]

EXHIBIT B

Declaration of Kline Oliver, dated December 16, 2025

CAUSE No.________

IN RE	§	IN THE DISTRICT COURT
§
PERMIAN BASIN	§	OF
§
ROYALTY TRUST	§	TARRANT COUNTY, TEXAS

DECLARATION OF KLINE OLIVER

My name is Kline Oliver, Date of Birth November 13, 1985. My address is 7028 Coronado Ave., Dallas, Texas 75214, in Dallas County. I declare under the penalty of perjury that the following is true and correct and within my personal knowledge.

I have a Bachelor of Science degree from Pepperdine in Accounting (2008) and I am a Chartered Financial Analyst® (2012). In 2009, I began work as an Investments Portfolio Manager. Since 2013, I have been a Portfolio Manager for SoftVest Advisors. I am familiar with the Permian Basin Royalty Trust as I act as Senior Securities Analyst, Trader and Director on behalf of SoftVest’s interest in the PBR Trust.

As part of my duties, I have compiled an analysis of the history of the Permian Basin Royalty Trust which shows from a financial standpoint just how the Trust has evolved as the Oil & Gas industry itself has evolved in the Permian Basin. Attached hereto are the pertinent CAPEX and Production Charts from my research and compilation.

Essentially, all data is sourced from public filings of the trust. For documents spanning 1980-1994, I digitally scanned physical copies of annual reports at Argent’s (current Trustee) offices. For documents spanning 1995-present, I downloaded copies from the SEC’s EDGAR database. Figures were manually copied into excel for analysis.

Fiscal year 2024, as reported in the trust’s 2024 annual report, accounts for only 11 months of data and is inconsistent with prior annual reports. This deviation from normal reporting was the result of increased discord between the operator (Blackbeard) and trustee (Argent) following litigation. It is our belief that the litigation arose, in principle, due to the increased complexity and overall activity level of operations on the PBR Trust’s primary asset, the Waddell Ranch. To make 2024’s financial data comparable to previous years, I annualized figures by dividing by 11 (the number of months reported in the data) and then multiplying by 12 (to reflect a full year).

For fiscal year 2025, we presently only have three quarters of data publicly available, with the fourth quarter (annual report) likely to be filed in February 2026. Again, in an effort to provide comparable data against the historical annual figures gathered, I elected to annualize these three quarters to a full year. To annualize this data, I simply doubled third quarter figures and added them to first and second quarter data. We track activity (permitting, pad site clearing, drilling and completions) on the ranch using data provided by Enverus. Based on our knowledge of activity on the ranch as provided by Enverus, it is our belief that this method of annualizing 2025 data (doubling Q3 figures and adding to Ql and Q2) will be reasonably accurate at estimating actual fourth quarter data.

Declaration of Kline Oliver	Page 1 of 2

The PBR Trust was designed in part to minimize costs associated with a steadily declining income stream. The original prospectus states “Since each of the Trusts will have significant income from production and since their expenses will be relatively small, holders of Units in either Trust should receive regular income”. The advent of horizontal drilling and hydraulic fracturing fundamentally changed the nature of the Trust by unlocking previously untapped oil and gas reserves at significant expense to unitholders. The Trust has transformed from a cash flow distribution vehicle into a capital-intensive growth vehicle. In recent years, this surge in capital expenditure on the Waddell Ranch (in addition to various production-related costs) has periodically exceeded the Trust’s share of revenue attributable to the Waddell Ranch, resulting in no distributable cash flow for unitholders from this significant property. In fact, the Waddell Ranch has not contributed to distributable cash flow since October of 2024. Furthermore, the Trust has incurred more capital expenditures in the past five years than the preceding forty years combined. The circumstances of the original and subsequent trust indentures have dramatically changed as evidenced by the attached historical financial data.

Executed in Dallas County, Texas, on the 24th day of December, 2025.

By:	/s/ Kline Oliver
Kline Oliver

Declaration of Kline Oliver	Page 2 of 2

Adjusted Financial Data Charts

*2024 annualized to 12 months. Dispute between trustee and operator lead to reporting delays so that 2024 financial filings only reflect 11 months of production

*2025 YTD figures annualized by doubling Q3 data and adding to Q1 and Q2 the increased level of activity and complexity of operations (from horizontal drilling & fracturing at scale on the Ranch)

created a confusing environment, litigation and data sharing issues between operator and trustee. As a result, the 2024 10-K filed by Trustee includes only 11 months of production and so is not directly comparable to prior years. The December ’24 reporting month, which contains oil production from November ’24, is now included in Q1 ’25 filings.

	Total Gross CAPEX	Net to Trust	CAPEX/Unit
2020-2025	656,878,818	492,659,114	10.57
1980-2019	348,610,283	261,457,712	5.61

		Units Out	46,608,796

Adjusted Financial Data Charts

*Horizontal drilling/fracturing was attempted by ConocoPhillips 2012-2015 they had not yet ‘cracked the code’ and results were underwhelming CAPEX was subsequently scaled back until Blackbeard took over and applied newer techniques

The initial attempt by Conoco was, in fact, the ‘first wave’ of the shale revolution applied to the Waddell Ranch

EXHIBIT C

Declaration of Ed McCarthy, dated December 16, 2025

CAUSE No. ________

IN RE	§	IN THE DISTRICT COURT
§
PERMIAN BASIN	§	OF
§
ROYALTY TRUST	§	TARRANT COUNTY, TEXAS

DECLARATION OF ED MCCARTHY

My name is Edward McCarthy, Date of Birth November 21, 1963. My address is 11 Red Mill Lane, Darien, Connecticut in Fairfield County. I declare under the penalty of perjury that the following is true and correct and within my personal knowledge.

I am a Senior Managing Director at D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation, financial communications and corporate governance consulting firm. I submit this Declaration in support of SoftVest LP’s Original Petition for Modification of Trust in the above-captioned action.

Throughout my 39-year career, I have advised on over 3,000 proxy solicitations, including over 800 contested proxy matters, representing both issuers and investors, and have guided clients through a wide range of governance and takeover challenges, including contentious shareholder proposals, proxy contests, tender offers (solicited and unsolicited), and other corporate control matters.

D.F. King has been retained as SoftVest’s proxy solicitor to provide proxy solicitation and advisory services in support of the proposed modification of the Permian Basin Royalty Trust (“PBR Trust”) and in connection with the December 16, 2025, Special Meeting being held for that regard. I have led the D.F. King team in connection with this engagement. Specifically, I have helped facilitate the distribution of Softvest proxy statement, notice of special meeting and follow-up communications to record date unit holders. I am also involved in the current reporting of daily votes received.

As is usually the case, the solicitation of proxy votes in this matter were to both retail unit holders (retail investors are individual, non-professional investors who buy and sell securities for personal accounts, often involving smaller trade amounts compared to institutional investors (“Retail Holders”), and institutional unit holders (institutional investor refers to an entity, such as a mutual fund, pension fund, hedge fund, investment adviser, or insurance company, that manages and invests large amounts of money on behalf of clients or beneficiaries (“Institutional Holders”), of which approximately 59% of the unit holders are Retail Holders. It follows that approximately 41% of the unit holders are Institutional Holders.

I understand the terms of the PBR Trust require a 75% affirmative vote of all outstanding units to modify certain terms of the Trust. With 59% Retail Holders in a publicly traded trust in which daily trades of units occur, a modification is essentially impossible. Generally, only about 15% to 20% of the Retail Holders typically vote, whether it is concurrent with an annual meeting or a special meeting such as this matter. In my experience, this is simply due to apathy about such issues. Conversely, most Institutional Holders are mandated to vote as part of the Institutional Holders fiduciary duty to clients.

And in that regard, the impossibility of soliciting an affirmative 75% vote is readily apparent. If all Institutional Holders voted affirmatively, you would have to obtain affirmative votes from 58% of the Retail Holders which would equal 34% of the outstanding units, just to add to the 41% Institutional Holders to reach the 75% affirmative vote threshold. In order to modify certain sections of the trust, they would have to all vote for the modification which is also unlikely. Thus, it would require some amount in excess of 75% votes to be cast to even have the possibility of reaching the 75% affirmative voting threshold to modify the Trust. Given the difficulty with the notice requirements to Retail Holders, which change daily to some extent, and their unlikelihood to vote anyway, the ability to modify this PBR Trust is virtually impossible under the current terms of the Trust.

For example, at the PBR Trust Special Meeting in 2022, of the 46,608,796 units outstanding and entitled to vote as of the record date for the Special Meeting, 25,533,406 units were present at the Special Meeting in person or by proxy. Thus, 54.8% voted and of those that voted on three (3) proposals, with an average of 96% of the votes in favor of the proposal. Given the 96% approval rate, over 78.2% of the Unit Holders would have had to vote in order to obtain the 75% threshold to modify the trust. The units voting would have needed an additional 23.4%, or approximately 10,906,000 additional favorable votes just to reach the minimum threshold.

Finally, to date, we have received a quorum of the outstanding proxy votes and just under 99% have voted in favor of the PBR Trust modification.

Executed in Fairfield County, Connecticut, on the 16th day of December, 2025.

By:	/s/ Edward McCarthy
Edward McCarthy

EXHIBIT D

Final Report and Certification of the Inspector of the Election for the December 16, 2025,

Special Meeting Vote, dated December 17, 2025

American Election Services, LLC • 11140 Rockville Pike • Suite 100-302 • Rockville, MD 20852

SPECIAL MEETING OF HOLDERS OF

UNITS OF BENEFICIAL INTEREST OF

PERMIAN BASIN ROYALTY TRUST

DECEMBER 16, 2025

Final Report and Certification of the Inspector of Election

I, James J. Raitt, duly appointed to act as the Inspector at the above-named meeting, hereby certify that:

1.
A special meeting of the unitholders of Permian Basin Royalty Trust (the “Trust”), an express trust formed under the laws of the State of Texas and governed by the terms of the Royalty Trust Indenture of Permian Basin Royalty Trust dated November 1, 1980, as amended and restated on June 20, 2014, and as further amended May 4, 2022 (the “Trust Indenture”), was called by the trustee of the Trust as required by Section 8.02 of the Trust Indenture at the request of SoftVest Advisors, LLC (“SoftVest Advisors”) and other Unit Holders of the Trust collectively owning not less than 15% of the outstanding Trust units. The special meeting was held in person at 4200 South Hulen Street, Suite 217, Fort Worth, Texas 76109 and virtually via webcast at www.virtualshareholdermeeting.com/PBT2025SM on December 16, 2025, at 1:00 p.m., Central time (“Meeting”).
2.
Before entering upon my duties as Inspector at the Meeting, I took and subscribed the oath of office.
3.
There were outstanding, as of the close of business on November 11, 2025 (the record date for the Meeting), 46,608,796 units of the Trust outstanding, each entitled to one vote per unit, constituting the only class entitled to vote at the meeting.
4.
There were present at the Meeting, either in person or by valid proxy, the holders of 27,938,688 units, representing 59.94% of the issued and outstanding units, and a quorum was present for all matters voted on by the unitholders, constituting a quorum.
5.
The undersigned canvassed the votes of the unitholders cast by ballot or proxy on the matters presented at the Meeting.
6.
Proxies were solicited on behalf of SoftVest Advisors and a vote by ballot was taken for and against on the advisory (non-binding) proposal for SoftVest Advisors or another appropriate party to take appropriate actions as beneficiaries of the Trust to effect the judicial reformation or modification of the Trust Indenture, to allow for the approval of any amendment to the Trust Indenture by a simple majority of votes cast by Unit Holders at a meeting at which a quorum is present (the “Indenture Reformation Proposal”), as further described in the proxy statement. The

1

proxies and ballots were delivered to and tabulated by me as Inspector, and the results of the tabulation were as follows:

For	Against	Abstain	Broker Non-Votes
27,525,758	245,868	167,062	0

7.
Proxies were solicited on behalf of SoftVest Advisors and a vote by ballot was taken for and against the vote to adjourn the Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the Indenture Reformation Proposal (the “Adjournment Proposal”), as further described in the proxy. The proxies and ballots were delivered to and tabulated by me as Inspector, and the results of the tabulation were as follows:

For	Against	Abstained	Broker Non-Votes
27,494,700	277,488	166,500	0

IN WITNESS WHEREOF, I have made this Final Report and Certification and have hereunto set my hand this 17th day of December, 2025.

/s/ James J. Raitt,
James J. Raitt,
Inspector of Election
American Election Services, LLC.

2

EXHIBIT E

Requested Voting Modification

Sections 8.01, 8.02, and 8.03 of the Trust Indenture shall remain unchanged, and Section

8.03 is hereby modified and restated in its entirety, as follows:

“8.03. Voting. Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum.”

Requested Amendment Modification

Section 10.01 of the Trust Indenture shall be deleted in its entirety, and Article 10 is hereby modified and restated in its entirety, as follows:

“ARTICLE X

AMENDMENTS

All amendments to the provisions of the Indenture may be made by a vote of the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII; provided that no amendment shall be effective without the express written approval of the Trustee.”

EXHIBIT F

Amended Order Modifying Trust Indenture dated September 23, 2022, In re Marine Petroleum Trust, Cause No. DC-22-05993, 298th Judicial District Court, Dallas County, Texas

CAUSE NO. DC-22-05993

IN RE	§	IN THE DISTRICT COURT
MARINE PETROLEUM TRUST	§
	§	OF DALLAS COUNTY, TEXAS
§
	§	298th JUDICIAL DISTRICT

AMENDED ORDER MODIFYING TRUST INDENTURE

On July 8, 2022, the Court heard Simmons Bank, Trustee of the Marine Petroleum Trust’s Petition to Modify Trust and Appoint Successor Trustee pursuant to section 115.011 of the Texas Property Code. The Court heard testimony from Ron Hooper; a representative of Simmons Bank. The court reviewed the Trust Indenture, Simmons Bank’s Notice of Resignation, the proxy statements delivered to Certificate holders seeking their Written Consent to the appointment and proposed modification, and the tabulated results from the proxy vote.

After considering the testimony and evidence referenced above and the arguments of counsel, the Court finds as follows:

a.
On January 10, 2022, Simmons sent a notice of resignation to the Certificate holder indicating that it was resigning, effective May I0, 2022, provided certain conditions (primarily pertaining to the appointment of successor trustees for various royalty trusts) were met, as it is permitted to do by the Trust;
b.
Certificate holders owning more than a majority of outstanding units voted by Written Consent to approve Argent Trust Company as successor trustee;
c.
Article IV, Section 8, permits a successor trustee to be a national bank, state bank or trust company having its principal office in the State of Texas. Simmons also asked the Certificate holders to consent to a modification of the Indenture that would permit Argent trust Company, a Tennessee chartered trust company, to serve as trustee by amending the Indenture to change the requirement of a principal office in the "State of Texas" to a principal office in the "United States;"
d.
Although more than a majority of the outstanding units voted to approve Argent Trust Company as successor trustee, an insufficient number of Certificate holders responded to the proposal to amend the Indenture within the 45-day timeframe. The Trustee is allowed to amend or modify the Indenture when authorized by Certificate holders owning 80% of the outstanding units. Only 60.1% of the total units responded, and of those that responded, an overwhelming majority (94.6%) consented to the proposed amendment to permit a national bank, state bank or trust company

Order - Page 1

having its principal office in the United States to serve as trustee and for Argent Trust Company to serve as successor trustee (95.0%);
e.
The Indenture permits the Trustee to file an ex parte application with the court seeking appointment of a successor trustee when one has not been appointed by a majority of the Certificate holders;
f.
The trustee notified the Certificate holders of the filing of the Petition, the relief sought therein, and the date and time of the hearing, and none of them responded or appeared to voice an objection to the relief sought;
g.
The trustee nominated Argent Trust Company to serve as successor trustee after approaching several potential candidates and not finding a national bank, state bank, or trust company that was willing to serve as successor trustee;
h.
Argent Trust Company desires to serve as successor trustee;
i.
Argent Trust Company meets the criteria set forth in the Indenture to serve as successor trustee with the exception that it is chartered under the laws of a State other than Texas: the laws of the State of Tennessee;
j.
The appointment of Argent Trust Company as successor trustee does not vary the substantive rights of any beneficiary and should therefore not have a detrimental financial impact on the Certificate holders;
k.
The modification pertains to administrative, nondispositive terms of the trust and is necessary or appropriate to prevent waste or avoid impairment of the trust’s administration. It would be more efficient and less expensive to have Argent Trust Company, who has agreed to hire the employees of Simmons Bank who administer the Marine Petroleum Trust, continue in the roles and duties such employees are familiar with than require personnel at a random Texas-based bank or trust company to learn these tasks. The proposed modification pertains to the criteria for a successor trustee, which is an administrative matter, and does not, seek a substantive change to the nature or purpose of the trust. As such, it is the type of modification that is permitted by section 112.054(a);
l.
The proposed modification is consistent with the type of modification the Indenture permits to be made by the vote of 80% of the outstanding shares:
•
It does not seek to alter the nature of the trust from that of a purely ministerial trust.
•
It is not inconsistent with the purpose of the trust.
•
It does not change the rights, duties or responsibilities of the trustee.
•
It does not diminish the rights and interests of the trust in any contract, agreement or undertaking, or the money, income, gains and revenues accruing to the trust estate thereunder;
m.
The overwhelming majority of Certificate holders who responded to the Written Consent approved the modification. It was not adopted simply because an insufficient number of Certificate holders responded to the notice;

Order - Page 2

n.
The Indenture should be modified to permit a successor trustee to be a national bank, state bank or trust company having its principal office in the United States in order to obtain for the beneficiaries the advantages the settlors intended. A chartered trust company from another state would not provide materially different benefits to Certificate holders than a Texas-based national bank, state bank or trust company;
o.
The settlors’ desire for efficient administration is evident from their authorization for a resigning trustee to file an application seeking appointment of a successor trustee with a court ex parte;
p.
Compliance with the terms of the trust that require written consent of 80% of the Certificate holders received within 45 days of each other in order to modify an agreement is impossible and impractical;
q.
The Indenture should be modified to permit the appointment of a qualified trust company with its principal office in the United States as successor trustee;

It is therefore ORDERED that:

Article VI, Sec. 8 of the Trust Indenture attached to Plaintiffs Petition is amended to substitute “United States” for “State of Texas” so that it permits a successor trustee to be a national bank, state bank or trust company having its principal office in the United States and having an unimpaired capital and surplus of not less than Three Million Dollars ($3,000,000.00). Art. VI, Sec. 8.

IT IS SO ORDERED.

Signed this 23 day of September , 2022.
Emily Tobolowsky
JUDGE PRESIDING

Order - Page 3

EXHIBIT G

Order Modifying Trust Indenture dated October 13, 2022, In re Cross Timbers Royalty Trust, Cause No. 153-335482-22, 153rd Judicial District Court, Tarrant County, Texas

153-335482-22	FILED
TARRANT COUNTY
10/7/2022 10:40 AM
THOMAS A. WILDER
DISTRICT CLERK

CAUSE NO. 153-335482-22

IN RE	§	IN THE DISTRICT COURT
CROSS TIMBERS ROYALTY TRUST	§
	§	OF TARRANT COUNTY, TEXAS
§
	§	153rd JUDICIAL DISTRICT

ORDER MODIFYING TRUST INDENTURE

On October 13, 2022, the Court heard the Petition to Modify Indenture filed by Flapjack Partners, Ltd. and Simmons Bank, Trustee of the Cross Timbers Royalty Trust, pursuant to section 115.011 of the Texas Property Code. The Court heard testimony from Ron Hooper, a representative of Simmons Bank and from George T. Johns, the General Partner of Flapjack Partners, Ltd. The court reviewed the Trust’s Indenture, Simmons Bank’s Notice of Resignation, the proxy statement delivered to Unit Holders seeking their approval of the appointment of Argent Trust Company as successor trustee and proposed modification, and the tabulated results from the proxy vote.

After considering the testimony and evidence referenced above and the arguments of counsel, the Court finds as follows:

a.
On January 10, 2022, Simmons sent a notice of resignation to the Unit Holders indicating that it was resigning, effective May 10, 2022, provided certain conditions (primarily pertaining to the appointment of successor trustees for various royalty trusts) were met, as it is permitted to do by the Trust;
b.
Unit Holders owning more than a majority of outstanding units voted at a special meeting of Unit Holders to approve Argent Trust Company as successor trustee;
c.
Article VI, Section 6.05 of the Trust Indenture provides that a successor trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000. Simmons asked the Unit Holders to consent to a modification of the Trust Indenture that would permit Argent Trust Company, a Tennessee chartered trust company, to serve as trustee by amending the Trust Indenture to permit a bank or

Order - Page 1

trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000 to serve as successor trustee of the Trust.
d.
Although more than a majority of the outstanding units voted to approve Argent Trust Company as successor trustee, an insufficient number of Unit Holders responded to the proxy statement with respect to the proposal to amend the Trust Indenture. The Trustee is allowed to amend or modify the Trust Indenture when authorized by Unit Holders owning 80% of the outstanding units. Only 53% of the total units responded, and of those that responded, an overwhelming majority (92%) consented to the proposed amendment to permit a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000 to serve as trustee and for Argent Trust Company to serve as successor trustee;
e.
The Trust Indenture permits a Unit Holder to file an ex parte application with the court seeking appointment of a successor trustee when one has not been appointed by a majority of the Unit Holders;
f.
Flapjack Partners, Ltd. has standing to bring this Petition as an owner of units in the Trust.
g.
The Trustee notified the Unit Holders of the filing of the Petition, the relief sought therein, and the date and time of the hearing, and none of them responded or appeared to voice an objection to the relief sought;
h.
The Trustee nominated Argent Trust Company to serve as successor trustee after approaching several potential candidates and not finding a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year) of at least $100,000,000 that was willing to serve as successor trustee;
i.
Argent Trust Company desires to serve as successor trustee;
j.
Argent Trust Company meets the criteria set forth in the Trust Indenture to serve as successor trustee with the exception that it does not have capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000, but it does have capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000;
k.
The appointment of Argent Trust Company as successor trustee does not vary the substantive rights of any beneficiary and should therefore not have a detrimental financial impact on the Unit Holders;
l.
The modification pertains to administrative, nondispositive terms of the trust and is necessary or appropriate to prevent waste or avoid impairment of the Trust’s administration. It would be more efficient and less expensive to have Argent Trust Company, who has agreed to hire the employees of Simmons Bank who administer the Cross Timbers Royalty Trust, continue in the roles and duties such employees are familiar with than require personnel at a random bank or trust company to learn these tasks. Argent will become the trustee of the Permian Basin Royalty Trust, the PermRock Royalty Trust, and the Sabine Royalty Trust, as well as the disbursing agent under the Westbrook-Thompson disbursing agreement (all of which are administered similarly to the Trust). One significant benefit Argent brings as successor trustee of the Trust is that Argent has an existing oil and gas and mineral management group with a comprehensive range of oil and gas management services. The proposed modification pertains to the criteria for a successor trustee, which is an

Order - Page 2

administrative matter, and does not seek a substantive change to the nature or purpose of the Trust. As such, it is the type of modification that is permitted by Section 112.054(a) of the Property Code and the Trust Indenture;
m.
The proposed modification is consistent with the type of modification the Trust Indenture permits to be made by the vote of 80% of the outstanding shares:
•
It does not seek to alter the nature of the trust from that of a purely ministerial trust.
•
It is not inconsistent with the purpose of the trust.
•
It does not change the rights, duties or responsibilities of the trustee.
•
It does not diminish the rights and interests of the trust in any contract, agreement or undertaking, or the money, income, gains and revenues accruing to the trust estate thereunder;
n.
The overwhelming majority of Unit Holders who responded to the proxy statement approved the modification. It was not adopted simply because an insufficient number of Unit Holders responded to the proxy statement;
o.
Compliance with the terms of the trust that require approval of 80% of the Unit Holders in order to modify an agreement is impossible and impractical;
p.
The settlors’ desire for efficient administration is evident from their authorization for a resigning trustee to file an application seeking appointment of a successor trustee with a court ex parte; and
q.
The Trust Indenture should be modified to permit a successor trustee to be a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000 in order to obtain for the beneficiaries the advantages the settlors intended. This amendment would not provide materially different benefits to Unit Holders.

It is therefore ORDERED that:

Article VI, Sec. 6.05 of the Trust Indenture attached to Plaintiff’s Petition is amended to substitute “$20,000,000” for “$100,000,000” so that it permits a successor trustee to be a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $20,000,000. Art. VI, Sec. 6.05.

IT IS SO ORDERED.

Signed this _13th_ day of _October___, 2022

Susan H. McCoy
JUDGE PRESIDING

Order - Page 3

Automated Certificate of eService

This automated certificate of service was created by the efiling system. The filer served this document via email generated by the efiling system on the date and to the persons listed below. The rules governing certificates of service have not changed. Filers must still provide a certificate of service that complies with all applicable rules.

Tanya Wadsworth on behalf of Craig Haynes

Bar No. 9284020

Tanya.Wadsworth@hklaw.com

Envelope ID: 69002512

Status as of 10/7/2022 11:38 AM CST

Associated Case Party: THECROSS TIMBERS ROYALTY TRUST

Name	BarNumber	Email	TimestampSubmitted	Status
Craig Haynes		craig.haynes@hklaw.com	10/7/2022 10:40:23 AM	SENT
Rachelle H.Glazer		rachelle.glazer@hklaw.com	10/7/2022 10:40:23 AM	SENT

EXHIBIT H

Order Modifying Royalty Trust Indenture dated April 4, 2023, In re Hugoton Royalty Trust,

Cause No. 236-340610-23, 236th Judicial District Court, Tarrant County, Texas

236-340610-23	FILED
TARRANT COUNTY
3/29/2023 3:49 PM
THOMAS A. WILDER
DISTRICT CLERK

CAUSE NO. 236-340610-23

IN RE	§	IN THE DISTRICT COURT
HUGOTON ROYALTY TRUST	§
	§	OF TARRANT COUNTY, TEXAS
§
	§	236th JUDICIAL DISTRICT

ORDER MODIFYING ROYALTY TRUST INDENTURE

On April 4, 2023, the Court heard the Petition to Modify Royalty Trust Indenture filed by MMG Partners Ltd and Simmons Bank, Trustee of the Hugoton Royalty Trust, pursuant to section 115.011 and section 112.054(a) of the Texas Property Code. The Court heard testimony from Tod Miller, a representative of Simmons Bank, Nancy Willis, a representative of Argent Trust Company, and from George T. Johns, the General Partner of MMG Partners Ltd. The Court reviewed the Trust’s Indenture, Simmons Bank’s Notice of Resignation, the proxy statement delivered to Unit Holders seeking their approval of the appointment of Argent Trust Company as successor trustee and proposed modification, and the tabulated results from the proxy vote.

After considering the testimony and evidence referenced above and the arguments of counsel, the Court finds as follows:

a.
On October 21, 2022, Simmons sent a notice of resignation to the Unit Holders indicating that it was resigning, effective January 31, 2023, provided certain conditions (primarily pertaining to the appointment of the successor trustee) were met, as it is permitted to do by the Trust;
b.
Unit Holders owning more than a majority of outstanding units voted at a special meeting of Unit Holders to approve Argent Trust Company as successor trustee;
c.
Article VI, Section 6.08 of the Trust Indenture provides that a successor trustee shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000. Simmons asked the Unit Holders to consent to a modification of the Trust Indenture that would permit Argent Trust Company, a Tennessee chartered trust company, to serve as trustee by amending the Trust Indenture to permit a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $15,000,000 to serve as successor trustee of the Trust.
d.
Although more than a majority of the outstanding units voted to approve Argent Trust Company as successor trustee, an insufficient number of Unit Holders responded to the proxy statement with respect to the proposal to amend the Trust Indenture. The Trustee is allowed to amend or modify the Trust Indenture when authorized by Unit Holders owning 80% of the outstanding units. Only 70.75% of the total units responded, and of those that responded, an overwhelming majority (96.04%) consented to the proposed amendment to permit a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $15,000,000 to serve as trustee and for Argent Trust Company to serve as successor trustee;
e.
The Trust Indenture permits a Unit Holder to file an ex parte application with the court seeking appointment of a successor trustee when one has not been appointed by a majority of the Unit Holders;
f.
MMG Partners Ltd has standing to bring this Petition as an owner of units in the Trust;
g.
The Trustee notified the Unit Holders of the filing of the Petition, the relief sought therein, and the date and time of the hearing, and therefore proper notice was given;
h.
The Trustee nominated Argent Trust Company to serve as successor trustee after approaching several potential candidates and not finding a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year) of at least $100,000,000 that was willing to serve as successor trustee;
i.
Argent Trust Company desires to serve as successor trustee;
j.
Argent Trust Company meets the criteria set forth in the Trust Indenture to serve as successor trustee with the exception that it does not have capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $100,000,000, but it does have capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $15,000,000;
k.
The appointment of Argent Trust Company as successor trustee does not vary the substantive rights of any beneficiary and should therefore not have a detrimental financial impact on the Unit Holders;
l.
Effective December 30, 2022, Argent became the successor trustee to Simmons with respect to the Cross Timbers Royalty Trust, the Permian Basin Royalty Trust, the PermRock Royalty Trust, and the Sabine Royalty Trust, as well as the disbursing agent under the Westbrook-Thompson disbursing agreement (all of which are administered similarly to the Trust), for which Simmons had previously served as trustee. In connection with its appointment as successor trustee of these other trusts, Argent hired the Simmons employees who administer the Trust and the other royalty trusts on behalf of Simmons. It would be more efficient and less expensive to have the employees hired by Argent continue in the roles and duties they are familiar with than require personnel at a random bank or trust company to learn these tasks. There is no longer anyone trained to administer the Trust at Simmons. Because all of the employees trained to administer the Trust have been hired by Argent, Argent is currently acting as Simmons’ agent with respect to the Trust and is handling the administrative roles previously conducted by Simmons. One significant benefit Argent brings

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as successor trustee of the Trust is that Argent has an existing oil and gas and mineral management group with a comprehensive range of oil and gas management services. The proposed modification pertains to the criteria for a successor trustee, which is an administrative matter, and does not seek a substantive change to the nature or purpose of the Trust. As such, it is the type of modification that is permitted by Section l 12.054(a) of the Property Code and the Trust Indenture;
m.
The proposed modification is consistent with the type of modification the Trust Indenture permits to be made by the vote of 80% of the outstanding shares:
•
It does not seek to alter the nature of the trust from that of a purely ministerial trust.
•
It is not inconsistent with the purpose of the trust.
•
It does not diminish the rights and interests of the trust in any contract, agreement or undertaking, or the money, income, gains and revenues accruing to the trust estate thereunder;
n.
The overwhelming majority of Unit Holders who responded to the proxy statement approved the modification. It was not adopted simply because an insufficient number of Unit Holders responded to the proxy statement;
o.
Compliance with the terms of the Trust Indenture that require approval of 80% of the Unit Holders in order to modify an agreement is impossible and impractical;
p.
The settlers’ desire for efficient administration is evident from their authorization for a resigning trustee to file an application seeking appointment of a successor trustee with a court ex parte; and
q.
The Trust Indenture should be modified to permit a successor trustee to be a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $15,000,000 in order to obtain for the beneficiaries the advantages the settlors intended. This amendment would not provide materially different benefits to Unit Holders.

It is therefore ORDERED that:

Article VI, Sec. 6.08 of the Trust Indenture attached to Plaintiffs Petition is amended to substitute “$15,000,000” for “$100,000,000” so that it permits a successor trustee to be a bank or trust company with capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $15,000,000. Art. VI, Sec. 6.08.

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IT IS SO ORDERED.

Signed this 4 day of April , 2023.
Tom Lowe
JUDGE PRESIDING

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